UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2025
Commission File Number: 1-35335

Groupon, Inc.
(Exact name of registrant as specified in its charter)

Delaware	27-0903295
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

35 West Wacker Drive	60601
25th Floor	(Zip Code)
Chicago
Illinois	(773)	945-6801
(Address of principal executive offices)	(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
    240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
    240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	GRPN	NASDAQ Global Select Market

    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 406 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter)
Emerging growth company     ☐
    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
Exchange and Consent Agreements
On June 18, 2025, Groupon, Inc. (the “Company”) entered into privately negotiated agreements (the “Exchange Agreements”) with a limited number of existing holders of the Company’s currently outstanding 1.125% Convertible Senior Notes due 2026 (the “2026 Notes”) and 6.25% Convertible Senior Secured Notes due 2027 (the “2027 Notes”) (such existing holders, the “Offering Participants”). The Offering Participants are institutional “accredited investors” (within the meaning of Rule 501(a)(1), (2), (3) or (7) promulgated under the Securities Act of 1933, as amended (the “Securities Act”)) and/or “qualified institutional buyers” (as defined in Rule 144A under the Securities Act).

Pursuant to the Exchange Agreements, the Company will (i) exchange $170,000,000 aggregate principal amount of 2026 Notes and 2027 Notes held by the Offering Participants for $244,071,000 aggregate principal amount of the Company’s newly issued 4.875% Convertible Senior Notes due 2030 (the “New Notes”) (the “Exchange”). In addition, the holders of approximately 76% of the outstanding aggregate principal amount of 2027 Notes have agreed to vote in favor of certain proposed amendments to the indenture governing the 2027 Notes (the “Proposed Amendments”). The Proposed Amendments have the effect of deleting substantially all of the restrictive covenants and related events of default and releasing all of the collateral securing the Company and the guarantors’ obligations under the 2027 Notes. The Proposed Amendments will be contained in a supplemental indenture to be executed upon settlement of the Exchange.

The New Notes are expected to be issued to the Offering Participants in a private placement exempt from registration in reliance on Section 4(a)(2) of the Securities Act. The Company is relying on this exemption from registration based in part on representations made by the Offering Participants in the Exchange Agreements. Any shares of the Company’s Common Stock (as defined below) that may be issued upon conversion of the New Notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders.

The Exchange transactions are expected to close on or around July 2, 2025, subject to customary closing conditions. The Company will not receive any cash proceeds from the Exchange.

New Notes Indenture

The New Notes will be senior unsecured obligations of the Company issued pursuant to an indenture to be entered into by and between the Company and U.S. Bank National Association, as trustee (the “New Notes Indenture”). Under the New Notes Indenture, the Company will be subject to certain customary non-financial covenants, including the payment of principal and interest on the New Notes, maintenance of its corporate existence, and delivery of required reports and information to the trustee. The New Notes will accrue interest at a rate of 4.875% per annum, payable semiannually in arrears on June 30 and December 30 of each year, beginning on December 30, 2025. The New Notes will mature on June 30, 2030, unless earlier repurchased or converted pursuant to the terms of the New Notes Indenture. The Company may not redeem the New Notes prior to July 2, 2028. On or after July 2, 2028, the Company may redeem for cash all or any portion of the New Notes, at its option, if the last reported sale price of the Common Stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading-day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides a notice of redemption at a redemption price equal to 100% of the principal amount of the New Notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the New Notes.

The New Notes will be convertible into shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at an initial conversion price equivalent to approximately $54.04 per share, subject to adjustments as set forth in the New Notes Indenture, and any conversions may be settled at the Company’s option in cash and/or shares of Common Stock. If the Company undergoes a fundamental change (as defined in the New Notes Indenture), holders of the New Notes have the right to require the Company to repurchase for cash all or any portion of their New Notes at a fundamental change repurchase price equal to 100% of the principal amount of the New Notes to be repurchased, plus accrued and unpaid interest if any, to, but excluding, the fundamental change repurchase date. In addition, upon the occurrence of a make-whole fundamental change (as defined in the New Notes Indenture), the Company will, in certain circumstances, increase the conversion rate by a number of additional shares for a holder that elects to convert its New Notes in connection with such make-whole fundamental change.

Prior to the close of business on the business day immediately preceding March 31, 2030, the New Notes will be convertible only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on December 30, 2025, and only during such calendar quarter, if the last reported sale price of the Common Stock for at least 20 trading days (whether or not consecutive) in a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business-day period after any five consecutive trading-day period in which the trading price per $1,000 principal amount of New Notes for such trading day was less than 98% of the product of the last reported sale price of the Common Stock and the conversion rate on each such trading day; or (3) upon the occurrence of specified corporate events, including a fundamental change. On or after March 31, 2030, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders of the New Notes may convert all or any portion of their New Notes regardless of the foregoing conditions.

The New Notes Indenture contains customary terms and conditions, including provisions relating to the issuance, transfer, conversion, and repurchase of the New Notes, as well as the rights and obligations of the parties. The New Notes Indenture requires the Company to offer to repurchase the notes at 100% of principal amount plus accrued and unpaid interest only in connection with the occurrence of a Fundamental Change (as defined in the New Notes Indenture).

The New Notes Indenture contains customary provisions relating to the occurrence of “Events of Default” (as defined in the New Notes Indenture), which include the following: (i) certain payment defaults on the New Notes (which, in the case of a default in the payment of interest on the New Notes, will be subject to a 30-day cure period); (ii) the Company’s failure to send certain notices under the New Notes Indenture within specified periods of time; (iii) the Company’s failure to comply with certain covenants in the New Notes Indenture relating to the Company’s ability to consolidate with or merge with or into, or sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to another person; (iv) a default by the Company in its other obligations or agreements under the New Notes Indenture or the New Notes if such default is not cured or waived within 60 days after notice is given in accordance with the New Notes Indenture; (v) certain defaults by the Company or any of its significant subsidiaries with respect to indebtedness for borrowed money of at least $75.0 million; (vi) a final judgment for payment of at least $75.0 million in the aggregate rendered against the Company or any significant subsidiary, which judgment is not discharged or stayed within 60 days after (a) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (b) the date on which all rights to appeal have been extinguished; and (vii) certain events of bankruptcy, insolvency and reorganization involving the Company or any of its significant subsidiaries.

The foregoing description of the Exchange Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Exchange Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01. Other Events.

On June 18, 2025, the Company issued a press release announcing entry into the Exchange Agreements. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1	Form of Exchange Agreement
99.1	Press Release, dated June 18, 2025.
104	Cover Page Interactive Data File (embedded as Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROUPON, INC.
Date: June 18, 2025
By: /s/ Jiri Ponrt Name: Jiri Ponrt Title: Chief Financial Officer